UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2005
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2005, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into a purchase agreement dated November 8, 2005 (the “Purchase Agreement”) among the Company, the Operating Partnership and Wachovia Investment Holdings, LLC (“Wachovia”). See Item 3.02 below for more information relating to the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On November 8, 2005, the Company issued 6,000,000 Series I Depositary Shares, each representing 1/10,000 of a share of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock, $.01 par value (the “Series I Depositary Shares”), in a private placement at an initial offering price of $25.00 per depositary share for an aggregate initial offering price of $150,000,000. Dividends on the Series I Depositary Shares are payable monthly in arrears commencing December 31, 2005 at an initial dividend rate of One-Month LIBOR plus 1.25%, subject to reset on the four-month, six-month and one year anniversary of the date of issuance.

The Series I Depositary Shares were issued to Wachovia in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended. In connection with the issuance, the Company paid a fee to Wachovia of $4,725,000 pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Company, at its option, may issue, and Wachovia shall purchase, on or before November 18, 2005 an additional 4,000,000 Series I Depositary Shares at an initial offering price of $25.00 per depositary share for which Wachovia would receive an additional fee of 3.15% of the aggregate initial offering price of such additional shares. Wachovia and certain of its affiliates have provided and may in the future provide certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company and the Operating Partnership, for which they have and would receive customary fees.

Proceeds from the issuance of Series I Depositary Shares will be used to repay borrowings under the Company’s revolving line of credit and to acquire industrial real estate.

Copies of the Articles Supplementary for the Series I Flexible Cumulative Redeemable Preferred Stock, the Deposit Agreement relating to the Series I Depositary Shares, the Purchase Agreement and the Ninth Amended and Restated Partnership Agreement of the Operating Partnership are filed as Exhibits 3.1, 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1.	Articles Supplementary dated November 7, 2005 with respect to Series I Flexible Cumulative Redeemable Preferred Stock of between First Industrial Realty Trust, Inc.
4.1
Deposit Agreement dated November 8, 2005 by and among First Industrial Realty Trust, Inc., EquiServe Inc. and EquiServe Trust Company, N.A. and holders from time to time of Series I Depositary Receipts

10.1.	Purchase Agreement dated November 8, 2005 between First Industrial Realty Trust, Inc., First Industrial, L.P. and Wachovia Investment Holdings, LLC
10.2.	Ninth Amended and Restated Partnership Agreement of First Industrial, L.P. dated November 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

                        By: /s/ Scott A. Musil_________________
                   Name: Scott A. Musil
                   Title: Senior Vice President-Controller
                                        (Principal Accounting Officer)

Date: November 9, 2005